UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2009

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

ITEM 8.01   OTHER ITEMS

In a press release dated July 17, 2009, filed herewith as exhibit 99.1 and incorporated by reference herein, International Monetary Systems, LTD. (the “Company”) announced that administrative requirements have changed the effective trading date previously announced regarding the reverse stock split of INLM outstanding common stock.

The Company had previously announced that a reverse stock split of IMS outstanding common stock in a ratio of 1 for 6, authorized by the Board of Directors on June 17, 2009, would be effective with the open of trading on July 17, 2009. However, because of administrative delays, for purposes of trading on the OTC Bulletin Board, the reverse split will not be effective until a later date. The Company will announce a new effective trading date when these administrative matters are completed. Until that time, the company’s common stock, INLM, will continue to be listed on the over-the-counter bulletin board (OTCBB) and will continue trading as usual.

Please refer to the earlier press release and associated 8-K filing for further information regarding the reverse stock split.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements: Not applicable

 (b)                  Exhibits: Press Release dated July 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: July 17, 2009	By: /s/ Danny W Weibling Name: Danny W Weibling Title: Treasurer and Chief Financial Officer